As filed with the Securities and Exchange Commission on March 15, 2005
                                                      Registration No. 333-63924
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________
                            Merrill Lynch Canada Inc.
                   Initial Depositor and Securities Act Issuer
               (Exact name of registrant as specified in charter)

                          CP HOLDRS(SM) Deposit Facility

                      [Issuer with respect to the receipts]
          Canada                         6211                    Not Applicable
(State or other jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
  of incorporation or               Classification               Identification
     organization)                   Code Number)                     Number)

                              BCE Place, Suite 400
                                 181 Bay Street
                             Toronto, Ontario M5J2V8
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Andrea L. Dulberg
                               Corporate Secretary
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                250 Vesey Street
                               New York, NY 10281
                                 (212) 449-1000
  (Name, address, including zip code and telephone number, including area code, of agent for service)
                           __________________________

                                   Copies to:
Andrew B. Janszky, Esq.                            Karen A. Malalest, Esq.
Shearman & Sterling LLP                                   Torys
599 Lexington Avenue                           Suite 3000, Maritime Life Tower
New York, New York 10022                         79 Wellington Street West
    (212) 848-4000                                  Box 270, TD Centre
                                                     Toronto, Ontario
                                                         M5K IN2
                                                      (412) 865-7303

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /


================================================================================

PROSPECTUS
----------




                         CP HOLDRS(SM) Deposit Facility
                     HOLding Company Depositary ReceiptS(SM)
            For Shares of Common Stock of the Successor Companies to
                            Canadian Pacific Limited

         The CP HOLDRS(SM) Deposit Facility issues depositary receipts called CP HOLDRS(SM) that currently represent your undivided beneficial ownership in the deposited shares of common stock of the companies into which Canadian Pacific Limited was split in October 2001, and their successors. CP HOLDRS are separate from the underlying deposited shares of common stock of the companies that are represented by CP HOLDRS. For a list of the names and the number of shares of common stock of the companies that make up a CP HOLDR, see "Highlights of CP HOLDRS--What is the current composition CP HOLDRS?" starting on page 8 of this prospectus. BNY Trust Company of Canada, a Canadian trust company, acts as depositary. The CP HOLDRS Deposit Facility issues CP HOLDRS on a continuous basis.

         Investing in CP HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

         Merrill Lynch Canada Inc., as initial depositor, deposited 2,500 shares of the common stock of Canadian Pacific Limited with the depositary in connection with the initial issuance of CP HOLDRS. As initial depositor, Merrill Lynch Canada Inc. is deemed the "issuer" of CP HOLDRS under the federal securities laws of the United States.

         If you wish to create CP HOLDRS by delivering to the depositary the requisite securities represented in CP HOLDRS, the depositary will charge you an issuance fee of up to US$0.10 per CP HOLDR, rounded up to the nearest 100. See "Description of the Deposit Agreement--Fees and Expenses."

         CP HOLDRS are neither interests in nor obligations of Merrill Lynch Canada Inc. CP HOLDRS are not interests in BNY Trust Company of Canada, as depositary. Please see "Description of the Deposit Agreement" in this prospectus for a more complete description of the duties and responsibilities of the depositary, including the obligation of the depositary to act without negligence or bad faith.

         CP HOLDRS are listed on the Toronto Stock Exchange and the New York Stock Exchange, in each case under the symbol "HCH". On March 1, 2005, the last reported sale price of a CP HOLDR on the Toronto Stock Exchange was 112.65 Canadian dollars ("C$") and the last reported sale price of a CP HOLDR on the New York Stock Exchange was 90.41 U.S. dollars ("US$").

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           __________________________

                 The date of this prospectus is March 10, 2005


         "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary.......................................................................3
Risk Factors..................................................................4
Highlights of CP HOLDRS.......................................................7
Description of CP HOLDRS.....................................................14
Description of The Underlying Securities.....................................15
Description of The Deposit Agreement.........................................17
     Right to Underlying Securities..........................................17
     Initial Depositor.......................................................17
     Depositary..............................................................17
     Fees and Expenses.......................................................18
     Issuer Reports and Voting of Underlying Securities......................19
     Distributions...........................................................19
     Rights Offerings........................................................20
     Offer for Underlying Securities.........................................20
     Reconstitution Events...................................................20
     Surrender of CP HOLDRS..................................................21
     Suspension of Delivery, Transfers or Surrenders.........................22
     Liability for Taxes and Other Charges...................................22
     Warranties and Authorization............................................22
     Prevention or Delay in Performance......................................23
     Resignation or Removal of Depositary....................................23
     Amendments to the Deposit Agreement.....................................23
     Termination of Deposit Agreement........................................23
     Book Entry System.......................................................24
Plan of Distribution.........................................................27
United States Federal Income Tax Consequences................................28
ERISA Considerations.........................................................32
Legal Matters................................................................32
Depositary...................................................................32
Where You Can Find More Information..........................................32


                                _________________
         This prospectus contains information you should consider when making your investment decision with respect to CP HOLDRS. With respect to information about CP HOLDRS, you should rely only on the information contained in this prospectus. Neither the depositary nor Merrill Lynch Canada Inc. has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the depositary nor Merrill Lynch Canada Inc. is making an offer to sell CP HOLDRS in any jurisdiction where the offer or sale is not permitted.

                                     SUMMARY

         CP HOLDRS are issued by the CP HOLDRS Deposit Facility which was created by the deposit agreement, dated as of September 4, 2001, among BNY Trust Company of Canada, as depositary, Merrill Lynch Canada Inc., as initial depositor and coordinator, the owners and beneficial owners from time to time of CP HOLDRS and depositors from time to time of the underlying securities. The deposit agreement governs the terms of CP HOLDRS. The CP HOLDRS Deposit Facility is not a registered investment company under the United States Investment Company Act of 1940.

         The depositary holds shares of common stock issued by the companies into which Canadian Pacific Limited was split in October 2001, and their successors, referred to collectively in this prospectus as the successor companies. As specified in the deposit agreement, CP HOLDRS are obligations of BNY Trust Company of Canada, as depositary. The depositary has agreed to perform all of the obligations of the depositary specifically set forth in the deposit agreement without negligence or bad faith. The number of shares of each successor company's common stock currently held by the depositary with respect to each round-lot of 100 CP HOLDRS is specified under "Highlights of CP HOLDRS--What is the current composition of CP HOLDRS?" The shares of common stock of these successor companies that are held under the deposit agreement at any point in time (together with any other securities, cash or other property that may be held under the deposit agreement in the future) are collectively referred to in this prospectus as the underlying securities. There are currently five companies represented in CP HOLDRS, which may change as a result of reconstitution events, distributions of securities by issuers of the underlying securities or other events. The underlying securities may only be represented in CP HOLDRS if they are registered under Section 12 of the Securities Exchange Act of 1934, are issued by a reporting issuer under Canadian securities laws and if they are listed for trading on a national securities exchange in Canada and either on a U.S. national securities exchange or the Nasdaq National Market System. For a brief description of the business of each of the companies represented in CP HOLDRS and historic monthly pricing information of these companies, see "Annex A".

         CP HOLDRS represent your undivided beneficial ownership interest in the underlying securities that are held by the depositary on your behalf. CP HOLDRS are separate from the underlying securities that are represented in CP HOLDRS. On March 1, 2005, there were 2,052,053 CP HOLDRS outstanding.

         Merrill Lynch Canada Inc., the depositary and their respective affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to CP HOLDRS. This prospectus relates only to CP HOLDRS and does not relate to the other securities of the issuers of the underlying securities. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with CP HOLDRS. We make no representation that the publicly available documents of or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities and therefore, the offering and trading prices of CP HOLDRS, have been publicly disclosed.

                                  RISK FACTORS


         An investment in CP HOLDRS involves risks similar to investing in each of the underlying securities outside of CP HOLDRS.

General Risk Factors

     o Loss of investment. Because the value of CP HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in CP HOLDRS if the underlying securities decline in value.

     o Discount trading price. CP HOLDRS may trade at a discount to the aggregate value of the underlying securities, in which case, if holders of CP HOLDRS wish to realize the dollar value of the underlying securities, they will have to surrender their CP HOLDRS (and pay any applicable fees and expenses) and receive the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies represented in CP HOLDRS or other corporate events such as mergers, your CP HOLDRS may represent an interest in a fraction of a share in one or more of the companies represented in CP HOLDRS. Currently, if you own less than six CP HOLDRS, your CP HOLDRS represent only a fraction of a share of one of the companies represented in CP HOLDRS. As such, you will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your CP HOLDRS and pay the applicable fees to receive the underlying securities, you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o No investigation of underlying securities. Currently, the underlying securities represented in CP HOLDRS are the common stocks of the companies into which Canadian Pacific Limited was split in October 2001 and their successors. CP HOLDRS were designed without regard for the value, price performance, volatility or investment merit of Canadian Pacific historically or the successor companies prospectively. Consequently, the depositary, Merrill Lynch Canada Inc. and each of their respective affiliates have not performed any investigation or review of the successor companies, including their public filings. Investors and market participants should not conclude that the creation of CP HOLDRS is any form of investment recommendation by the depositary, Merrill Lynch Canada Inc. or their respective affiliates.

     o Concentration of investment. CP HOLDRS represents an investment in the businesses of each of the successor companies and, as such, is a concentrated investment. As a result, owning CP HOLDRS exposes you to the risks of concentrated investments. In addition, as a result of market fluctuations and/or reconstitution events, an investment in CP HOLDRS may come to represent a more concentrated investment in one or more of the underlying securities. See "Description of the Deposit Agreement--Reconstitution Events."

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer or take-over bid relating to one or more of the underlying securities, you will be required to surrender your CP HOLDRS and receive delivery of each of the underlying securities. The surrender of your CP HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or take-over bid. The surrender of CP HOLDRS will involve payment of a cancellation fee to the depositary of up to US$0.10 per CP HOLDR cancelled. The cancellation fee will be calculated by rounding up the number of CP HOLDRS surrendered to the nearest 100.

     o Trading halts. Trading in CP HOLDRS on the Toronto Stock Exchange or the New York Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in CP HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in CP HOLDRS, you will not be able to trade CP HOLDRS and you will only be able to trade the underlying securities if you cancel your CP HOLDRS (and pay the applicable fees and expenses) and receive each of the underlying securities.

     o Delisting from the Toronto Stock Exchange and the New York Stock Exchange. If CP HOLDRS falls below any of the respective continued listing criteria, the Toronto Stock Exchange or the New York Stock Exchange may consider delisting CP HOLDRS. If CP HOLDRS are delisted by the Toronto Stock Exchange or the New York Stock Exchange, a termination event will result unless CP HOLDRS are listed for trading on another national securities exchange in Canada and either a national securities exchange in the United States or the Nasdaq National Market System within five business days of their delisting. Possible events that could lead to a delisting include:

          o    inadequate number of publicly-held CP HOLDRS;

          o    inadequate number of holders; and

          o    inadequate market value of CP HOLDRS outstanding.

     o Possible conflicts of interest. Merrill Lynch Canada Inc., as initial depositor and coordinator, may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch Canada Inc. and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities on behalf of the issuers of the underlying securities, may provide services to issuers of the underlying securities in connection with their business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for their own accounts. The potential profit of Merrill Lynch also is affected by any hedging activities in which it may engage in connection with its proprietary trading activity in the underlying securities or CP HOLDRS. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, Merrill Lynch Canada Inc.'s activity as initial depositor and coordinator in connection with CP HOLDRS.

     o Delays in distributions. The deposit agreement provides that the depositary will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of CP HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Merrill Lynch Canada Inc. and the Depositary as Foreign Persons

     o Because Merrill Lynch Canada Inc. and the depositary are Canadian companies; there may be limitations on the enforcement of certain civil liabilities and judgments obtained in the United States against them. Merrill Lynch Canada Inc. and the depositary are incorporated under the laws of Canada and all of their assets are located outside of the United States. Most of their directors and officers are residents of Canada. Although Merrill Lynch Canada Inc. has appointed Merrill Lynch, Pierce Fenner & Smith Incorporated as agent for service of process in the United States and therefore you will be able to effect service of process on Merrill Lynch Canada Inc. in the United States, it may be difficult for a holder of CP HOLDRS to effect service of process within the United States against the depositary and Merrill Lynch Canada Inc.'s and the depositary's respective directors and officers, or to enforce in the United States judgments that are obtained in a U.S. court against these non-U.S. persons. There is also doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liberties predicated upon U.S. federal securities laws. The Canadian courts may enforce foreign judgments for liquidated amounts in civil matters, subject to certain conditions and exceptions.

Risk Factors Specific to the Successor Companies

     o The stock prices of the successor companies represented in CP HOLDRS may be volatile. The successor companies currently represented in CP HOLDRS operate in three main areas of business: energy, transportation and hotels. The financial condition and results of operations of these companies are subject to a variety of factors, including:

          o    general market fluctuations;

          o    the seasonality of various markets for principal business lines;

          o    interest rate and currency fluctuations;

          o general political and economic conditions in the U.S., Canada and throughout the world;

          o    changes in financial estimates by securities analysts;

          o legal or regulatory developments affecting the successor companies;

          o announcements by competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

          o    departures of key personnel; and

          o sales of securities of the successor companies in the open market.

          The stock price of the successor companies could be subject to wide fluctuations in response to these factors, among others.

                             HIGHLIGHTS OF CP HOLDRS

         The following is only a summary of CP HOLDRS and is qualified by the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully and not rely solely on the summary information.


What are CP HOLDRS?                              CP HOLDRS are exchange-traded instruments that currently represent ownership of the shares of common stock of the successor companies.

What happened to Canadian Pacific?               Pursuant to a plan of reorganization, in October 2001, Canadian
                                                 Pacific split into five separate public companies--PanCanadian
                                                 Petroleum Limited, Canadian Pacific Railway Company, Fording Inc.,
                                                 CP Ships Holdings Inc. and Fairmont Hotels & Resorts, Inc.
                                                 PanCanadian Petroleum Limited amalgamated with PanCanadian Energy
                                                 Corporation on January 2, 2002, subsequently merged with Alberta
                                                 Energy Company Ltd. on April 5, 2002, and changed its name to
                                                 EnCana Corp.  These companies, or their successors, are currently represented by CP HOLDRS.

What are the advantages of CP HOLDRS?            CP HOLDRS allow you to hold a single security representing an investment in the successor companies.  CP HOLDRS help reduce the inconvenience of owning shares of the successor companies and reduce the expenses associated with buying and selling shares of each of the successor companies in a traditional brokerage account with transaction-based charges.

How can you acquire CP HOLDRS?                   You may acquire CP HOLDRS in two ways:

                                                   o    through a cash purchase of CP HOLDRS in the secondary
                                                        trading market; or

                                                   o    by creating CP HOLDRS.

                                                 To create CP HOLDRS, you must deposit the underlying securities then represented by a CP HOLDR with the depositary and pay an issuance fee.

                                                 The depositary may require a minimum deposit of underlying securities so that the depositary will receive only whole share amounts for issuance of CP HOLDRS.  As a result, based on the current composition of CP HOLDRS, the depositary may require you to deposit the quantity and classes of securities in an amount to create integral multiples of 500 CP HOLDRS so that your beneficial ownership of the underlying securities will be represented in only whole share amounts.  You will not receive physical certificates evidencing your ownership of CP HOLDRS.  See "Description of the
                                                 Deposit Agreement--Book Entry System."

Who was the initial depositor and coordinator    In connection with the initial issuance of CP HOLDRS, Merrill
and what was its role?                           Lynch Canada Inc. acted as initial depositor and coordinator for holders of shares of common stock of Canadian Pacific Limited, referred to in this prospectus as CP Shares.  As coordinator,
                                                 Merrill Lynch Canada Inc. was responsible for working with the depositary to facilitate the creation of CP HOLDRS, worked with broker-dealers to solicit deposits of CP Shares by beneficial owners of CP Shares and established with the depositary the process by which CP HOLDRS were delivered and the terms under which CP HOLDRS are governed.  Merrill Lynch Canada Inc. paid

                                       7


                                                 approximately US$2.25 million in depositary, legal, printing and registration expenses relating to the establishment of CP HOLDRS.
                                                 The coordinator also received a coordination fee of approximately
                                                 C$1.25 million in connection with its activities as coordinator.
                                                 As initial depositor, Merrill Lynch Canada Inc. deposited 2,500 CP
                                                 Shares, as required by the deposit agreement.

Who is the depositary and what is its role?      BNY Trust Company of Canada, a Canadian trust company, acts as depositary under the deposit agreement.  The depositary is responsible for receiving deposits of underlying securities and delivering CP HOLDRS representing the underlying securities issued by the CP HOLDRS Deposit Facility created by the deposit
                                                 agreement.  The depositary delivers CP HOLDRS on a continuous basis.  The depositary receives compensation as set forth in the deposit agreement.  The depositary holds the underlying securities on behalf of the holders of CP HOLDRS.

How do CP HOLDRS trade?                          CP HOLDRS are listed on the Toronto Stock Exchange and the New
                                                 York Stock Exchange.  The minimum trading unit to trade CP HOLDRS on such stock exchanges is one CP HOLDR.  On March 1, 2005 the last reported sale price of a CP HOLDR on the Toronto Stock
                                                 Exchange was C$112.65 and the last reported sale price of a CP
                                                 HOLDR on the New York Stock Exchange was US$90.41.

What is the current composition of CP HOLDRS?    The following chart provides:
                                                   o    the names of the successor companies whose underlying
                                                        securities are currently represented by a CP HOLDR;

                                                   o    the stock ticker symbols;

                                                   o    the share amounts of the successor companies currently
                                                        represented by a round-lot of 100 CP HOLDRS; and

                                                   o    the principal markets on which the underlying securities
                                                        of the successor companies trade.

                                                                                         Share      Primary Trading
                                                      Name of Company        Ticker     Amounts         Markets
                                                      ---------------        ------     -------         -------
                                                 EnCana Corp.                 ECA        68.4          NYSE, TSX

                                                 Fording Canadian Coal
                                                 Trust                        FDG        16.6          NYSE, TSX

                                                 CP Ships Limited             TEU         25           NYSE, TSX

                                                 Canadian Pacific              CP         50           NYSE, TSX
                                                  Railway Company

                                                 Fairmont Hotels and          FHR         25           NYSE, TSX
                                                  Resorts Inc.

What are reconstitution events?                  Underlying securities will be distributed from CP HOLDRS in the following circumstances:

                                                 o    any class of underlying securities ceases to be
                                                      outstanding as a result of a merger or other corporate
                                                      combination of an issuer of underlying securities and
                                                      securities received by the depositary in exchange for such underlying securities are not registered under Section 12 of the Exchange Act, issued by a reporting issuer under Canadian securities laws and are not listed for trading on a national securities exchange in Canada and on either a national
                                                      securities exchange in the United

                                       8


                                                      States or the Nasdaq National Market System;

                                                 o    any class of underlying securities is delisted from
                                                      trading on its primary exchange or market in either the
                                                      United States or Canada and is not listed for trading on
                                                      another national securities exchange in Canada or on either a national securities exchange in the United States or the
                                                      Nasdaq National Market System, as the case may be, within
                                                      five business days of such delisting;

                                                 o    either any class of underlying securities is no longer
                                                      registered under Section 12 of the Exchange Act or an issuer of underlying securities is no longer a reporting issuer
                                                      under Canadian securities laws;

                                                 o    the United States Securities and Exchange Commission
                                                      determines that an issuer of underlying securities is an
                                                      investment company under the United States Investment Company
                                                      Act of 1940 and the depositary has actual acknowledge of such determination; or

                                                 o    any other change in nominal value, change in par value,
                                                      split-up, consolidation or any other reclassification of
                                                      underlying securities in connection with which the depositary receives securities that are not registered under Section 12 of the Exchange Act, issued by a reporting issuer under
                                                      Canadian securities laws and not listed on a national
                                                      securities exchange in Canada and either a national
                                                      securities exchange in the United States or the Nasdaq
                                                      National Market System.

What are termination events?                     The depositary will terminate the deposit agreement in the following circumstances:

                                                 o    CP HOLDRS are no longer listed on a national securities
                                                      exchange in Canada and either a national securities exchange in the United States or the Nasdaq National Market System, as
                                                      the case may be, and are not approved for listing on another national securities exchange in Canada and either a national securities exchange in the United States or the Nasdaq
                                                      National Market System, as the case may be, within five
                                                      business days of their delisting;

                                                 o    60 days have passed after the depositary has delivered to
                                                      Merrill Lynch Canada Inc. a written notice of its election to resign and no successor has been appointed; or

                                                 o    75% of the owners of outstanding CP HOLDRS, other than
                                                      Merrill Lynch Canada Inc. and its affiliates, notify the
                                                      depositary that they elect to terminate the deposit agreement.

                                                 Upon termination of the deposit agreement and prior to
                                                 distributing the underlying securities to you, the depositary will charge you a cancellation fee of up to US$0.10 per CP HOLDR surrendered, along with any taxes or other governmental charges, if any.  The cancellation fee will be calculated by rounding up the number of CP HOLDRS surrendered to the nearest 100.


                                       9


How much will it cost to create a CP HOLDR?      The following is a summary of the fees payable in connection with
Are there any other fees                         CP HOLDRS (per CP HOLDR):
associated with CP HOLDRS?

                                                 To create CP HOLDRS by delivering the requisite underlying securities:
                                                   Issuance Fee                        US$0.10
                                                   (payable to the depositary)

                                                 Ongoing Fees:
                                                   Annual Fee                          US$0.015
                                                   (payable to the depositary)

                                                 To cancel CP HOLDRS and receive the underlying securities:
                                                   Cancellation Fee                    US$0.10
                                                   (payable to the depositary)

                                                 Because the fee you will pay to create CP HOLDRS will be
                                                 calculated by rounding up the number of CP HOLDRS created to the nearest 100, the fee to create between one and 100 CP HOLDRS is
                                                 US$10.00.  However, the depositary may require a minimum deposit of underlying securities so that the depositary will receive only whole share amounts for issuance of CP HOLDRS.  As a result, based on the current composition of CP HOLDRS, the depositary may require you to deposit the quantity and classes of underlying securities in an amount to create integral multiples of 500 CP
                                                 HOLDRS so that your beneficial ownership of underlying securities will be represented in only whole share amounts.  This means you may be required to pay an issuance fee to the depositary of
                                                 US$50.00 in order to create each integral multiple of 500 CP
                                                 HOLDRS, if the depositary charges you the maximum issuance fee of
                                                 US$0.10 per CP HOLDR created.

                                                 The fees payable to the depositary indicated above are the maximum amount of the fees that may be charged (except that the amount of the issuance and cancellation fees will be calculated by rounding up the number of CP HOLDRS to the nearest 100).  Because the issuance and cancellation fees will be calculated by rounding up the number of CP HOLDRS to the nearest 100, the fee to create and cancel between one and 100 CP HOLDRS could be as much as US$10.00, if the depositary charges you the maximum US$0.10 fee per CP
                                                 HOLDR.  The issuance fee to be paid for the issuance of CP HOLDRS and the cancellation fee payable to surrender CP HOLDRS and receive the underlying securities are set at the discretion of the depositary and may be less than US$0.10 per CP HOLDR.  In
                                                 addition, the annual fee payable to the depositary will be deducted from the cash distributions made on the underlying securities held by the depositary under the deposit agreement.  If cash distributions are not sufficient to pay the annual fee, the depositary will waive that portion of the annual fee in the calendar year in which the annual fee exceeds the total cash distributions.

                                                 If the depositary incurs any expenses in connection with any distribution (e.g., any expense in connection with converting cash distributions into United States dollars for United States residents or expenses in connection with distributing securities or other property), the depositary will deduct these expenses prior to making the distribution.

                                       10


                                                 If you choose to sell your CP HOLDRS on the Toronto Stock Exchange or the New York Stock Exchange, you should not be charged any fees other than standard commissions and other fees charged by your broker to execute trades on your behalf.

                                                 If you choose to pay the cancellation fee or issuance fee to the depositary in Canadian dollars or if the depositary collects the annual fee in Canadian dollars, the fee will equal the product of the relevant U.S. dollar fee and the last published Bank of Canada daily noon rate for Canadian dollars on the date on which the fee is payable.

What are the U.S. federal income tax             We have received a tax opinion from Shearman & Sterling LLP,
consequences of CP HOLDRS?                       special U.S. tax counsel to Merrill Lynch Canada Inc., stating that owners of CP HOLDRS will be treated for U.S. federal income tax purposes as the owners of the underlying securities
                                                 represented by CP HOLDRS.  Therefore, you will not be subject to any additional U.S. federal income taxes as a result of holding CP
                                                 HOLDRS instead of the underlying securities outside CP HOLDRS.

What are the voting and other ownership rights?  CP HOLDRS represent your beneficial ownership of the underlying securities.  Owners of CP HOLDRS have the same rights and
                                                 privileges as they would have if they owned the underlying securities beneficially outside of CP HOLDRS.  These include the right to instruct the depositary to vote the underlying
                                                 securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the depositary by an issuer of an underlying security, the right to pledge CP HOLDRS and the right to surrender CP HOLDRS to receive the underlying securities.  CP HOLDRS do not change your
                                                 beneficial ownership in the underlying securities under United
                                                 States federal securities laws, including sections 13(d) and 16(a)
                                                 of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act.  As a result, you will have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of CP HOLDRS.  However, due to the nature of CP HOLDRS, you will not be able to
                                                 participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your CP HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                                 A holder of CP HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of CP
                                                 HOLDRS would need to surrender their CP HOLDRS, pay the applicable fees and expenses, receive all of their underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.  Under Canadian law, only a registered holder of
                                                 securities is entitled to exercise their right of dissent and have the value of their securities appraised.

                                                 You will retain the right to receive any reports and
                                                 communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your CP HOLDRS in the same manner as if you beneficially owned your underlying securities outside of CP
                                                 HOLDRS in "street name" through a brokerage account.  The

                                       11


                                                 depositary will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                                 The deposit agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the depositary, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying
                                                 securities will be retained by the depositary and will become part of the underlying securities if the securities are registered under Section 12 of the Exchange Act, are issued by a reporting issuer under Canadian securities laws and are listed on a national securities exchange in Canada and on either a national securities exchange in the United States or through the Nasdaq National
                                                 Market System.

                                                 You may elect to receive dividends with respect to the underlying securities in either Canadian or U.S. dollars by following the procedures established by your broker through which you hold your
                                                 CP HOLDRS.

                                                 There may be a delay between the time any cash or other
                                                 distribution is received by the depositary with respect to the underlying securities and the time such cash or other
                                                 distributions are distributed to you.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.  If any tax or other governmental charge becomes due with respect to CP HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                                 If you wish to participate in a tender offer or take-over bid for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your CP HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your CP
                                                 HOLDRS.  For specific information about obtaining your underlying securities, you should read the discussion under the caption
                                                 "Description of the Deposit Agreement--Surrender of CP HOLDRS."

What ownership rights do you have in             A CP HOLDR currently represents and in the future will likely fractional shares in the underlying securities?  represent fractional shares of some or all of the successor companies represented in CP HOLDRS.  You are entitled to receive distributions proportionate to your fractional shares.

                                                 In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The depositary will aggregate the votes of all of the share fractions represented by CP HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 CP HOLDRS are outstanding and each CP HOLDR represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by CP HOLDRS.  If 50,000 holders of such CP HOLDRS vote their underlying securities "yes" and
                                                 50,001 vote "no", there will be 87,500 affirmative votes and

                                       12


                                                 87,501.75 negative votes.  The depositary will ignore the .75 negative vote and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

What are some of the other considerations        CP HOLDRS currently represent your beneficial ownership of shares
associated with CP HOLDRS?                       of the successor companies.  CP HOLDRS do not provide protection with respect to the risks associated with owning the shares of the successor companies outside of CP HOLDRS.

                                                 If the shares of one or more of the successor companies are not listed on a stock exchange or in other circumstances, it may be necessary to exclude the shares of these successor companies from
                                                 CP HOLDRS and distribute these shares directly to you or even to delist CP HOLDRS.  See "Description of the Deposit
                                                 Agreement--Reconstitution Events."


                            DESCRIPTION OF CP HOLDRS

         HOLding Company Depositary ReceiptS(SM) for shares of common stock of the successor companies are designed to provide current holders of the common stock of the successor companies with a single exchange traded instrument currently representing shares of common stock of the successor companies.

         Pursuant to a plan of reorganization, in October 2001, Canadian Pacific Limited split into five separate public companies--PanCanadian Petroleum Limited, Canadian Pacific Railway Company, Fording Inc., CP Ships Holdings Inc. and Fairmont Hotels & Resorts Inc. After the reorganization of Canadian Pacific, the holders of Canadian Pacific held the equity securities of each of these successor companies. PanCanadian Petroleum, amalgamated with PanCanadian Energy Corporation on January 2, 2002, subsequently merged with Alberta Energy Co. on April 5, 2002 and changed its name to EnCana Corp. These companies, or their successors, are currently represented by CP HOLDRS.

         CP HOLDRS are an alternative for existing or prospective holders of the shares of common stock of the successor companies who would prefer to hold a single security representing their investment in the successor companies. CP HOLDRS help reduce the inconvenience of owning the shares of the successor companies and help reduce the expenses associated with buying and selling the common stock of each of the successor companies in a traditional brokerage account with transaction-based charges.

         CP HOLDRS are listed on the Toronto Stock Exchange and the New York Stock Exchange, in each case, under the symbol "HCH".

         CP HOLDRS represent your undivided beneficial ownership of the underlying securities. Owners of CP HOLDRS have the same rights and privileges as they would have if they owned the underlying securities beneficially outside of CP HOLDRS. These include the right to instruct the depositary to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the depositary by an issuer of an underlying security, the right to pledge CP HOLDRS and the right to surrender CP HOLDRS to receive the underlying securities. CP HOLDRS will not change your ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you will have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of CP HOLDRS. However, due to the nature of CP HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your CP HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         The following tables and graphs set forth the composite performance of all of the five underlying securities currently represented by a single CP HOLDR, measured from August 2001, the month in which each of the underlying securities began trading on the NYSE and the Toronto Stock Exchange after giving effect to the reorganization of Canadian Pacific Limited, through March 1, 2005, on both the New York Stock Exchange and the Toronto Stock Exchange. The performance tables and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                                             New York Stock Exchange
                                             -----------------------

2001          Value (US$)  2002          Value (US$)  2003          Value (US$)  2004          Value (US$)  2005         Value (US$)
----          -----------  ----          -----------  ----          -----------  ----          -----------  ----         -----------
August 21     36.64        January 31    39.33        January 31    43.83        January 30    56.15        January 31   81.65
August 31     36.83        February 28   41.98        February 28   44.64        February 29   59.15        February 28  90.49
September 30  32.16        March 28      44.38        March 31      44.73        March 31      58.84        March 1      90.45
October 31    36.78        April 30      44.78        April 30      46.41        April 30      54.38
November 30   37.44        May 31        45.53        May 30        49.52        May 28        55.06
December 29   39.19        June 28       45.34        June 30       50.59        June 30       60.02
                           July 31       41.82        July 31       49.86        July 30       61.42
                           August 30     41.70        August 29     52.98        August 31     58.69
                           September 30  40.98        September 30  51.99        September 30  63.74
                           October 31    42.02        October 31    52.97        October 29    67.94
                           November 29   41.51        November 28   54.75        November 30   78.83
                           December 31   43.88        December 31   58.93        December 31   81.29


                                [GRAPHIC OMITTED]

                                           Toronto Stock Exchange
                                           ----------------------

2001          Value (C$)  2002          Value (C$)  2003          Value (C$)  2004          Value (C$)   2005         Value (C$)
----          ----------  ----          ----------  ----          ----------  ----          ----------   ----         ----------
August 21     59.66       January 31    62.71       January 31    66.61       January 30    74.19        January 31   101.34
August 31     60.03       February 28   67.00       February 28   67.03       February 29   78.81        February 28  110.97
September 30  50.70       March 28      70.54       March 31      65.67       March 31      77.17        March 1      110.89
October 31    58.63       April 30      70.31       April 30      66.03       April 30      74.46
November 30   59.38       May 31        70.02       May 30        66.80       May 28        74.86
December 29   62.77       June 28       69.11       June 30       67.47       June 30       80.08
                          July 31       65.98       July 31       69.00       July 30       81.42
                          August 30     65.04       August 29     73.56       August 31     76.87
                          September 30  64.81       September 30  70.13       September 30  80.46
                          October 31    66.06       October 31    70.37       October 29    82.84
                          November 29   65.02       November 28   70.72       November 30   93.55
                          December 31   69.91       December 31   76.68       December 31   97.40


                                [GRAPHIC OMITTED]

                      DESCRIPTION OF THE DEPOSIT AGREEMENT

         The following is a summary of the principal terms of the deposit agreement, dated as of September 4, 2001, among Merrill Lynch Canada Inc., as initial depositor and coordinator, BNY Trust Company of Canada, as depositary, the owners and beneficial owners from time to time of CP HOLDRS and depositors from time to time of underlying securities. The deposit agreement is governed by the laws of Ontario. The CP HOLDRS Deposit Facility created by the deposit agreement will terminate on December 31, 2041, unless an earlier termination event occurs.

Right to Underlying Securities

         The deposit agreement provides that CP HOLDRS represent an owner's right to receive the underlying securities held by the depositary under the deposit agreement.

Initial Depositor

         The deposit agreement required Merrill Lynch Canada Inc. to initially deposit 2,500 shares of common stock of Canadian Pacific with the depositary. In return, Merrill Lynch Canada Inc. received 2,500 CP HOLDRS when CP HOLDRS were originally issued. As such, Merrill Lynch Canada Inc., as initial depositor, is the "issuer" of CP HOLDRS as such term is defined in Section 2(a)(4) of the Securities Act of 1933, as amended and Section 3(a)(8) of the Exchange Act. Neither Merrill Lynch Canada Inc. nor the depositary will regularly disseminate to holders of CP HOLDRS the aggregate value of the underlying securities represented by CP HOLDRS at any time. CP HOLDRS may trade at prices lower than the aggregate value of the underlying securities represented by CP HOLDRS at any time. If holders of CP HOLDRS wish to realize the dollar value of the underlying securities represented by CP HOLDRS, they must surrender their CP HOLDRS (and pay any applicable fees and expenses) and receive all of their underlying securities. See "--Surrender of CP HOLDRS".

Depositary

         BNY Trust Company of Canada, a Canadian trust company and an affiliate of The Bank of New York, a state-chartered New York banking corporation and a member of the United States Federal Reserve System, acts as the depositary. Pursuant to the deposit agreement, the depositary agrees to accept deposits of the underlying securities and to hold such underlying securities on behalf of the owners of CP HOLDRS. The depositary does not have any investment discretion with respect to the underlying securities and only performs ministerial and administrative functions. As specified in the deposit agreement, CP HOLDRS are obligations of BNY Trust Company of Canada, as depositary. The depositary has agreed to perform all of the obligations specifically set forth in the deposit agreement without negligence or bad faith. The depositary has agreed that it will not, as depositary or in a similar capacity, sponsor or participate in any other program or enter into any other agreement in connection with any instrument to evidence ownership of or designed to represent the underlying securities in a single trading instrument.

Fees and Expenses

         The following is a summary of the fees payable in connection with CP
HOLDRS:

To create CP HOLDRS by delivering the requisite underlying securities:
     Issuance Fee                           US$0.10
     (payable to the depositary)

Ongoing Fees:
     Annual Fee                            US$0.015
     (payable to the depositary)

To cancel CP HOLDRS and receive the underlying securities:
     Cancellation Fee                       US$0.10
     (payable to the depositary)


         Because the fee you will pay to create CP HOLDRS will be calculated by rounding up the number of CP HOLDRS created to the nearest 100, the fee to create between one and 100 CP HOLDRS is US$10.00. However, the depositary may require a minimum deposit of underlying securities so that the depositary will receive only whole share amounts for issuance of CP HOLDRS. As a result, based on the current composition of CP HOLDRS, the depositary may require you to deposit the quantity and classes of securities in an amount to create integral multiples of 500 CP HOLDRS so that your beneficial ownership of the underlying securities will be represented in only whole share amounts. This means you may be required to pay an issuance fee to the depositary of US$50.00 in order to create each integral multiple of 500 CP HOLDRS, if the depositary charges you the maximum issuance fee of US$0.10 per CP HOLDR created.

         The fees payable to the depositary indicated above are the maximum amount of all such fees that may be charged (except that the amount of the issuance and cancellation fees will be calculated by rounding up the number of CP HOLDRS to the nearest 100). Because the issuance and cancellation fees will be calculated by rounding up the number of CP HOLDRS to the nearest 100, the fee to create and cancel between one and 100 CP HOLDRS could be as much as US$10.00, if the depositary charges you the maximum US$0.10 fee per CP HOLDR. The issuance fee to be paid for the issuance of CP HOLDRS and the cancellation fee payable to surrender CP HOLDRS and receive the underlying securities are set at the discretion of the depositary and may be less than US$0.10 per CP HOLDR. In addition, the annual fee payable to the depositary will be deducted from the cash distributions made on the underlying securities held by the depositary under the deposit agreement. If cash distributions are not sufficient to pay the annual fee, the depositary will waive that portion of the annual fee in that calendar year that exceeds the total cash distributions.

         Although it is not expected that the depositary will be required to convert cash distributions into United States dollars for United States residents, in the event that the depositary incurs any expenses in connection with converting cash distributions into United States dollars for United States residents, the depositary will deduct these expenses prior to making the distribution. As discussed below in "--Distributions," you may elect to receive cash distributions in either Canadian or U.S. dollars through your broker through which you hold your CP HOLDRS.

         If you choose to sell your CP HOLDRS on the Toronto Stock Exchange or the New York Stock Exchange, you should not be charged any fees other than standard commissions and other fees charged by your broker to execute trades on your behalf.

         If you choose to pay the cancellation fee or issuance fee to the depositary in Canadian dollars or if the depositary collects the annual fee in Canadian dollars, the fee will equal the relevant U.S. dollar fee and the last published Bank of Canada daily noon rate for Canadian dollars on the date on which the fee is payable or the depositary calculates the annual fee, as the case may be.

Issuer Reports and Voting of Underlying Securities

         You will retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your CP HOLDRS in the same manner as if you beneficially owned your underlying securities outside of CP HOLDRS in "street name" through a brokerage account. These reports currently include annual reports, audited financial statements (including management's discussion and analysis of financial condition and results of operations) and management proxy circulars. The depositary will endeavor, insofar as is lawful and feasible, to vote underlying securities in accordance with your instructions. "Lawful and feasible" limitations on the voting of underlying securities by the depositary contemplates situations where a court of competent jurisdiction or other duly constituted governmental authority has enjoined the depositary from complying with its duty to vote the underlying securities in accordance with your instructions.

         The depositary will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, underlying securities other than in accordance with your instructions. The depositary will forward any reports and communications distributed to the depositary, as holder of the underlying securities, by the issuers of underlying securities, if any, on behalf of owners of underlying securities to owners of CP HOLDRS as promptly as practicable, unless those reports will be sent directly to brokers by the issuers of the underlying securities as described above. You will be entitled to receive proxy materials and other shareholder communications with respect to any fractional shares you may have in the underlying securities and you will retain proportional voting rights with respect to such fractional shares. The depositary will aggregate the votes of all of the share fractions represented by CP HOLDRS and will vote the largest possible number of whole shares of such underlying securities. If, after aggregation, there is a fractional remainder, this fractional remainder will be ignored because the issuer will only recognize whole share votes.

         Canadian law and the deposit agreement allow you to attend and vote your shares at shareholder meetings of the issuers of the underlying securities by instructing the depositary that you wish to be appointed a proxy to vote the underlying securities represented by your CP HOLDRS on your own behalf.


Distributions

         The deposit agreement entitles you to receive, subject to certain limitations and net of any fees of the depositary, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. You will also be entitled to receive distributions proportionate to any fractional shares you have in the underling securities. Limitations on distributions include any distribution of securities by an issuer of underlying securities will be retained by the depositary and will remain part of the underlying securities if the distributed securities are registered under
Section 12 of the Exchange Act, are issued by a reporting issuer under Canadian securities laws and are listed on a national securities exchange in Canada and on either a national securities exchange in the United States or the Nasdaq National Market System. Such securities will be added to the classes and quantities of securities that must be deposited with the depositary to receive CP HOLDRS. In addition, the depositary will not distribute a fraction of one cent but will round to the nearest whole cent before distribution.

         Distributions will be made by the depositary as soon as is practicable following receipt by the depositary of such distributions. You may elect to receive dividends with respect to underlying securities in either Canadian or U.S. dollars by following the procedures established by your broker through which you hold your CP HOLDRS.

         There may be a delay (which is expected not to exceed one day) between the time any cash or other distribution is received by the depositary with respect to the underlying securities and the time such cash or other distributions are distributed to you due to the need for the depositary to process the flow of funds. Events beyond the control of the depositary, such as computer failures and other disruptions of banking systems generally may also result in a delay in distributions to you. You will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary. If any tax or other governmental charge becomes due with respect to CP HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

         If the depositary determines that any distribution in property is subject to any tax or other charge which the depositary is obligated to withhold, the depositary may sell all or a portion of such property in order to pay any such taxes or charges. The depositary will distribute to you the net proceeds of any such sale after deduction of such taxes or charges.

         The depositary will not distribute to you any fraction of a share. Instead, the depositary will deliver cash in lieu of such fractions. The depositary will not charge you any brokerage fees in connection with the sale of such fractions.

         The depositary will only distribute to you securities or other property received in respect of underlying securities if lawful and feasible. "Lawful and feasible" restrictions on distributions include circumstances where an issuer of underlying securities declares a dividend of a security that is not qualified for public offer and sale in the United States or Canada or a cash dividend is declared by an issuer of underlying securities and a court of competent jurisdiction or other governmental authority issues an injunction preventing the depositary from paying the dividend.

         In addition, if an issuer of underlying securities distributes an asset that cannot be proportionately distributed among the holders of CP HOLDRS, the depositary will adopt an equitable method (such that the depositary will convert the asset into a form that may be distributed on a pro-rata basis to holders of CP HOLDRS) of making the distribution (including the public or private sale of the asset received, or any part thereof) and the net proceeds of any such sale (after deduction of any expenses of the depositary and any fees) will be distributed to you by the depositary, as in the case of a distribution of cash.


Rights Offerings

         If an issuer of underlying securities offers or causes to be offered to the holders of any underlying securities any rights to subscribe for additional underlying securities or other securities, the rights will be made available to you through the depositary, if practicable and if the rights and the securities that those rights relate to can be made available under applicable securities laws. Otherwise, if lawful and feasible, the depositary will use reasonable efforts to sell the rights and the net proceeds will be distributed to you. In all other cases the rights will lapse.


Offer for Underlying Securities

         If you wish to participate in a tender offer or take-over bid for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your CP HOLDRS (and pay any applicable fees) to the depositary and receive all of your underlying securities in exchange for your CP HOLDRS. See "--Surrender of CP HOLDRS" for more information on the surrender of CP HOLDRS.


Reconstitution Events

         The deposit agreement provides for the distribution of underlying securities to you in the following circumstances, referred to herein as reconstitution events:

     o If any class of underlying securities ceases to be outstanding as a result of, or is surrendered by the depositary in connection with, a merger, consolidation or other corporate combination of its issuer, the depositary will distribute any securities received as consideration from the acquiring company unless the securities received are registered under Section 12 of the Exchange Act, are issued by a reporting issuer under Canadian securities laws and are listed for trading on a national securities exchange in Canada and on either a national securities exchange in the United States or the Nasdaq National Market System. In that case, the securities received will be treated as additional underlying securities and shall be added to the classes and quantities of securities that must be deposited for issuance of CP HOLDRS.

     o If any class of underlying securities is delisted from trading on its primary exchange or market in either the United States or Canada and is not listed for trading, as the case may be, on another national securities exchange in Canada or on either a national securities exchange in the United States or the Nasdaq National Market System, as the case may be, within five business days from the date of such delisting, the depositary will, to the extent lawful and feasible, distribute those underlying securities to you in proportion to your ownership of CP HOLDRS.

     o    If any class of underlying securities is no longer registered under
          Section 12 of the Exchange Act or if an issuer of underlying securities is no longer a reporting issuer under the Canadian securities laws, the depositary will, to the extent lawful and practicable, distribute the underlying securities of that company to you.

     o If the United States Securities and Exchange Commission determines that an issuer of an underlying security is an investment company under the United States Investment Company Act of 1940, and the depositary has actual knowledge of such Commission determination, then the depositary will, to the extent lawful and practicable, distribute the underlying securities of such issuer to you in proportion to your ownership of CP HOLDRS.

     o If there is any other change in nominal value, change in par value, split-up, consolidation or any other reclassification of any underlying securities, or any recapitalization, reorganization, merger or consolidation or sale of assets affecting the issuer of any underlying securities in connection with which the depositary receives securities that are not registered under Section 12 of the Exchange Act, are not issued by a reporting issuer under Canadian securities laws and are not listed on a national securities exchange in Canada and either a national securities exchange in the United States or through the Nasdaq National Market System in connection with such event, the depositary will, to the extent lawful and practicable, distribute any securities so received by the depositary to the owners in proportion to their ownership of CP HOLDRS.

         If the deposit agreement would otherwise require the depositary to distribute the last remaining underlying securities to owners of CP HOLDRS in connection with any of the reconstitution events described above, the depositary may require the surrender of CP HOLDRS, including payment of the cancellation fee to the depositary, as a condition of effecting the distribution.

         The depositary will distribute any underlying securities required to be distributed to owners of CP HOLDRS because of a reconstitution event as promptly as practicable after the date that the depositary has knowledge of the occurrence of a reconstitution event.

         Underlying securities that are surrendered by the depositary that cease to be outstanding or that are distributed to you by reason of a reconstitution event will, effective on the date of such surrender or distribution, no longer be part of the securities which must be deposited with the depositary for issuance of CP HOLDRS.


Surrender of CP HOLDRS

         The deposit agreement entitles you to surrender your CP HOLDRS to the depositary and receive the underlying securities represented by those CP HOLDRS. The depositary will deliver the underlying securities to surrendering owners of CP HOLDRS as promptly as practicable. We expect, absent unforeseeable difficulties or difficulties outside of the depositary's control, that the depositary will deliver the underlying securities to surrendering owners of CP HOLDRS on the business day they surrender their CP HOLDRS (if they surrender their CP HOLDRS before noon) and on the next business day after they surrender their CP HOLDRS (if they surrender their CP HOLDRS after noon). In addition, if any fractional interests in underlying securities are represented by CP HOLDRS at the time of the surrender of CP HOLDRS, the depositary will deliver cash in lieu of such fractional interests.

         This right can only be exercised subject to the terms, conditions and limitations in the deposit agreement including:

     o production of proof satisfactory to the depositary as to the genuineness of any signature;

     o provision to the depositary of proofs, certificates, representations and warranties required by the deposit agreement; and

     o that the depositary will not be required to distribute any fraction of a share, but will instead deliver cash in lieu of such fractional shares, to the surrendering owners of CP HOLDRS.

         Withdrawal of underlying securities upon surrender of CP HOLDRS is also subject to the payment of applicable fees (including the payment to the depositary a cancellation fee of up to US$0.10 per CP HOLDR surrendered), taxes or governmental charges, if any. Cancellation fees will be calculated by rounding up the number of CP HOLDRS surrendered by you to the nearest 100. Therefore, it will cost you up to US$10.00 to cancel between one and 100 CP HOLDRS.

         If you choose to pay the cancellation fee in Canadian dollars, the fee will equal the product of the relevant U.S. dollar fee and the last published Bank of Canada daily noon rate on the date on which you surrendered your CP HOLDRS. See "--Fees and Expenses" for more information on the fees and expenses payable in connection with CP HOLDRS.

Suspension of Delivery, Transfers or Surrenders

         The delivery of CP HOLDRS against deposits of underlying securities, the registration of transfer of CP HOLDRS or the surrender of CP HOLDRS for the purpose of receiving underlying securities may be suspended, generally or in particular instances, during any period when the transfer books of an issuer of underlying securities are closed or if such action is considered necessary or advisable by the depositary at any time or from time to time, subject to the provisions of the following sentence. The surrender of CP HOLDRS and withdrawal of underlying securities may not be suspended except for (1) temporary delays caused by a closing of the transfer books the depositary or an issuer of the underlying securities, (2) the payment of fees, taxes and applicable charges and
(3) compliance with any applicable laws relating to CP HOLDRS or to the withdrawal of the underlying securities. The depositary will not knowingly accept for deposit any underlying securities or deliver any CP HOLDRS unless the public offer and sale of such underlying securities by the holder is permitted under the securities laws of both the United States and Canada.


Liability for Taxes and Other Charges

         You will be responsible for paying any tax or other governmental charge with respect to any CP HOLDRS or any underlying securities. The depositary will refuse to effect any transfer of such CP HOLDRS or permit any withdrawal of applicable underlying securities until the payment is made, and may withhold any dividends or other distributions, or may sell for your account underlying securities constituting any multiples of the securities which must be deposited for issuance of CP HOLDRS, and may apply dividends or other distributions or the proceeds of any such sale in payment of the tax or other charge and you will remain liable for any deficiency.


Warranties and Authorization

         Every holder of underlying securities who deposits underlying securities pursuant to the deposit agreement is deemed by the deposit to represent and warrant that such underlying securities at the time of such deposit are validly issued, fully paid and nonassessable, that the person making such deposit is duly authorized to do so and that at the time of delivery, such underlying securities are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by the deposit agreement). Every such holder is also deemed to represent that such underlying securities at the time of such deposit are, and CP HOLDRS representing such underlying securities would be, securities that are freely tradeable under applicable securities laws, any shareholder agreement or the corporate documents of the issuer. Such representations and warranties will survive the deposit of underlying securities, issuance of CP HOLDRS or termination of the deposit agreement. In addition, each person that becomes a registered owner or beneficial owner of CP HOLDRS is deemed thereby to authorize the depositary to execute and deliver the deposit agreement on the person's behalf and is deemed to be bound by the deposit agreement as if the person signed it directly. Because these representations relate to the time of the deposit of securities, they apply to the deposit of CP Shares prior to the reorganization of Canadian Pacific and to the shares of underlying securities deposited with the depositary after the reorganization of Canadian Pacific.

Prevention or Delay in Performance

         Under the deposit agreement, neither the depositary, Merrill Lynch Canada Inc., nor any of their respective directors, employees, agents or affiliates will incur any liability to any holder of a CP HOLDR, if by reason of any provision of any law, or by reason of any provision of the corporate documents of any issuer of underlying securities, or by reason of any provisions of any underlying securities, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the depositary or Merrill Lynch Canada Inc. is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement it is provided will be done or performed. In addition, neither the depositary nor Merrill Lynch Canada Inc. will incur any liability to any owner of a CP HOLDR by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the deposit agreement it is provided will or may be done or performed. Notwithstanding anything herein to the contrary, neither Merrill Lynch Canada Inc. nor the depositary in any way disclaims any liability for violations by them, respectively, of U.S. federal securities laws.


Resignation or Removal of Depositary

         The depositary may at any time resign as depositary by written notice of its election so to do, delivered to Merrill Lynch Canada Inc., and the resignation will take effect upon the appointment of a successor depositary and its acceptance of the appointment.

         If at any time the depositary is in material breach of its obligations under the deposit agreement and the depositary fails to cure the breach within 30 days after receipt by the depositary of written notice from owners of 25% or more of the outstanding CP HOLDRS or from Merrill Lynch Canada Inc., acting on behalf of the owners, specifying the default and requiring the depositary to cure the default, Merrill Lynch Canada Inc. may remove the depositary by written notice delivered to the depositary, and such removal shall take effect upon the appointment of a successor depositary and its acceptance of such appointment.

         If at any time the depositary resigns or is removed, Merrill Lynch Canada Inc. shall use its reasonable efforts to appoint a successor depositary, which will be a bank or trust company having an office in Canada and (i) will have the capital surplus set forth in Section 26(a)(1) of the United States Investment Company Act of 1940, (ii) will be affiliated with a U.S. bank that is a state-chartered bank that is a member of the Federal Reserve System, (iii) will be a trust company under the Canadian Trust and Loan Companies Act, and
(iv) will be regulated by the Canadian Office of the Superintendent of Financial Institutions. Every successor depositary shall execute and deliver to its predecessor and to Merrill Lynch Canada Inc. an acceptance of its appointment, and thereafter will become fully vested with all the rights, powers, duties and obligations of its predecessor.


Amendments to the Deposit Agreement

         Any provisions of the deposit agreement may be amended at any time without the consent of the owners or beneficial owners of CP HOLDRS. Any amendment that imposes or increases any fees or charges (other than taxes and other charges, registration fees or other such expenses) or that otherwise prejudices any substantial existing right of the owners or beneficial owners of CP HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of CP HOLDRS. In no event will any amendment impair the right of an owner of a CP HOLDR to surrender CP HOLDRS and receive the underlying securities except in order to comply with mandatory provisions of applicable laws.


Termination of Deposit Agreement

         The depositary will terminate the deposit agreement by mailing notice of termination to the owners of CP HOLDRS if (1) the depositary is notified that CP HOLDRS are no longer listed on a national securities exchange in Canada and either a national securities exchange in the United States or the Nasdaq National Market System, as the case may be, and CP HOLDRS are not approved for listing on another national securities exchange in Canada and either a national securities exchange in the United States or the Nasdaq National Market System, as the case may be, within 5 business days of their delisting, (2) 60 days have passed after the depositary has delivered to Merrill Lynch

Canada Inc. a written notice of its election to resign and no successor has been appropriately appointed or (3) at least 75% of the owners of outstanding CP HOLDRS (other than Merrill Lynch Canada Inc. or its affiliates) notify the depositary that they elect to terminate the deposit agreement.

         After termination of the deposit agreement:

         o As a condition of distributing underlying securities to you, the depositary will charge you a cancellation fee of up to US$0.10 per CP HOLDR cancelled, along with any taxes or other governmental charges, if any. The cancellation fee will be calculated by rounding up the number of CP HOLDRS to the nearest 100;

         o the depositary will do the following under the deposit agreement but nothing else: (1) advise owners of CP HOLDRS that the deposit agreement is terminated, (2) collect distributions on the underlying securities, (3) sell rights and other property on behalf of owners of CP HOLDRS, and (4) deliver underlying securities upon surrender of CP HOLDRS and payment of applicable fees, taxes or charges. One year after termination, the depositary may sell any remaining underlying securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the prorata benefit of owners that have not surrendered their CP HOLDRS. It will not invest the money and has no liability for interest. The depositary's only obligations will be to account for the money and other cash after deducting applicable fees, charges and taxes; and

         o the only obligation of Merrill Lynch Canada Inc. after termination of the deposit agreement will be to indemnify the depositary and to pay fees and expenses of the depositary that it agreed to pay.


Book Entry System

         CP HOLDRS are issued in "book-entry only" form and are represented by one or more global certificates registered in the name of CDS & CO., the nominee of CDS, and deposited with CDS. U.S. holders of CP HOLDRS hold their interests in the global certificates indirectly through DTC. DTC is, in turn, a participant in CDS. All interests of Canadian and U.S. holders of CP HOLDRS in the global certificates, including those held through DTC, are subject to the procedures and requirements of CDS. Those interests held through DTC may also be subject to the procedures and requirements of DTC.

         CP HOLDRS must be created or transferred through a participant in the book-entry systems of CDS in Canada or DTC in the United States. CDS and DTC hold securities deposited by their participants and facilitate the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. BNY Trust Company of Canada, or its successor, will cause CP HOLDRS to be delivered to CDS and registered in the name of the nominee of CDS. Ownership of interests in CP HOLDRS will be on, and transfers of CP HOLDRS will be made only through, the book-entry systems of CDS and DTC.

         Except as described below, you are not be entitled to a certificate or other instrument from BNY Trust Company of Canada, or its successor, CDS or DTC evidencing your CP HOLDRS, and you will not be shown on the records maintained by CDS or DTC, except through a participant. You are expected to receive written confirmation of any transaction involving CP HOLDRS, as well as periodic statements of your interest in CP HOLDRS, from your broker, dealer or financial institution through which you hold your CP HOLDRS. Transfers of ownership interest in CP HOLDRS are to be accomplished by entries made on the books of CDS or DTC or participants in those systems acting on your behalf.

         Neither BNY Trust Company of Canada, its successor, nor Merrill Lynch Canada Inc. assume any liability for:

         o any aspect of the records relating to the beneficial ownership of CP HOLDRS held by CDS or DTC;

         o maintaining, supervising or reviewing any records relating to the beneficial ownership of CP HOLDRS; or

         o any advice or representation made by or with respect to CDS or DTC and relating to the rules governing CDS and DTC or any action to be taken by CDS or DTC or at the direction of its participants.

         The rules governing CDS and DTC provide that each acts as the agent and depository for the participants. As a result, participants must look solely to CDS or DTC, as applicable, and you must look solely to participants for payments with respect to CP HOLDRS paid by or on BNY Trust Company of Canada's or its successor's behalf to CDS or DTC.

         BNY Trust Company of Canada and Merrill Lynch Canada Inc. have been advised that CDS and DTC have a contractual relationship that allows U.S. holders of CP HOLDRS to hold their interests in the global certificates indirectly through DTC as a participant in CDS. If either party terminates its obligations under that contract while interests in the global certificates are held by U.S. holders of CP HOLDRS, the portion of the global certificate held by U.S. holders of CP HOLDRS may be cancelled and reissued in the name of Cede & Co. and deposited with DTC.

         CP HOLDRS will be issued to you in certificated form only if:

         o     that action is required under applicable law;

         o CDS or DTC advises BNY Trust Company of Canada or its successor that either CDS or DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to CP HOLDRS and BNY Trust Company of Canada or its successor is unable to locate a qualified successor; or

         o CDS ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and BNY Trust Company of Canada or its successor is unable to locate a qualified successor.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, BNY Trust Company of Canada or its successor will notify CDS and DTC, for and on behalf of participants and owners of CP HOLDRS, of the availability of certificated CP HOLDRS. Upon surrender by CDS of the global certificate representing CP HOLDRS and receipt of instructions from CDS for the new registrations, BNY Trust Company of Canada or its successor will deliver the certificated CP HOLDRS.

         CDS and DTC have advised us as follows:

CDS

         CDS was incorporated in 1970 and is Canada's national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants include banks, investment dealers and trust companies and may include the coordinator and the depositary. Access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS participant. Transfers of ownership and other interests, including cash distributions, in securities held by CDS may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

         CDS is a private corporation, owned one-third by investment dealers, one-third by banks and one-third by trust companies through their respective industry associations. CDS is the exclusive clearing house for equity trading on both the Toronto and Montreal stock exchanges and also clears a substantial volume of "over the counter" trading in equities and bonds.

DTC

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and a number of other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the U.S. Securities and Exchange Commission.

         The information in this section concerning CDS, DTC and their respective systems has been obtained from sources believed to be reliable, but is subject to any changes to the arrangements between BNY Trust Company of Canada or its successor and CDS or between CDS and DTC and any changes to those procedures that may be instituted unilaterally by CDS or DTC.

                              PLAN OF DISTRIBUTION

Continuous Offering

         Holders of shares of common stock of the successor companies currently represented in CP HOLDRS can deposit those shares (along with the applicable issuance fee) with the depositary in order to receive CP HOLDRS. However, the depositary may require a minimum deposit of underlying securities so that the depositary will receive only whole share amounts for issuance of CP HOLDRS. As a result, based on the current composition of CP HOLDRS, the depositary may require you to deposit the quantity and classes of securities in an amount to create integral multiples of 500 CP HOLDRS so that your beneficial ownership will be represented in only whole share amounts. You will receive integral multiples of 500 CP HOLDRS upon the deposit of these quantities and these classes of securities.

         The issuance fee to be paid for the issuance of CP HOLDRS is set at the discretion of the depositary and will be US$0.10 or less per CP HOLDR. The issuance fee will be calculated by rounding up the number of CP HOLDRS issued to the nearest 100.

         Transfers of interests in CP HOLDRS will only be effected through the book-entry system administered by CDS directly in Canada and, indirectly, through DTC in the United States. Except for the circumstances described in "Description of the Deposit Agreement--Book Entry System", you will not have the right to receive physical certificates evidencing your CP HOLDRS.

         This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a beneficial owner of CP HOLDRS.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The discussion set forth below represents the opinion of Shearman & Sterling LLP, special U.S. tax counsel to Merrill Lynch Canada Inc., and describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of CP HOLDRS, subject to the limitations set forth below, for:

          o    an individual who is a citizen or resident of the United States;

          o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof of the District of Columbia;

          o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; and

          o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (each of the above, a "U.S. Holder").

         If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds CP HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring CP HOLDRS, and partners in such partnerships, should consult their own tax advisors.

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, a U.S. Holder whose functional currency is not the U.S. dollar, investors who acquire or hold any CP HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax. In addition, this summary generally is limited to investors who will hold CP HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended ("the Code"). Moreover, this summary does not address CP HOLDRS held by any person other than a U.S. Holder or CP HOLDRS held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction

..

Taxation of the arrangement

         The arrangement will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of CP HOLDRS

         A holder owning CP HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning the underlying securities represented by CP HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the depositary, not at the time that the holder receives the cash distribution from the depositary.

         With respect to purchases of CP HOLDRS for cash in the secondary market, a holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for CP HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Thus, the aggregate of a holder's tax basis in each of the underlying securities will be equal to the purchase price of CP HOLDRS. Similarly, when a holder sells a CP HOLDR, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. Accordingly, the amount realized with respect to a sale of CP HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted tax basis in the security from the amount realized on the security.

         The distribution of any securities by the depositary upon the surrender of CP HOLDRS, the occurrence of a reconstitution event, or the termination of the deposit agreement will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the CP HOLDRS, less any tax basis allocated to fractional shares. A holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the CP HOLDR.

Coordination fees and depositary fees

         The coordination fee payable to the coordinators will be treated as part of the cost of the underlying securities and should be included in a holder's tax basis in the underlying securities. A holder will allocate the coordination fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Thus, such amount will not be allowed as a deductible expense, but instead, upon a taxable disposition of CP HOLDRS, will reduce the amount of gain or increase the amount of loss with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the deposit agreement provides that the depositary fees will be deducted directly from any dividends paid. These depositary fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of depositary fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.


Special considerations with respect to underlying securities of foreign issuers

         Because CP HOLDRS will represent ownership of underlying securities of foreign issuers, CP HOLDRS will be subject to special U.S. federal income tax rules, which will result in the following tax consequences.

         Qualified dividend income received in respect of CP HOLDRS by holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from "qualified foreign corporations," as such term is defined below. In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a holder who leverages its investment in CP HOLDRS.

         A qualified foreign corporation includes:

     o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, approved by the Treasury Department, that includes an exchange of information program, and

     o a foreign corporation if the stock with respect to which a dividend is paid is readily tradable on an established market in the United States (which includes the NYSE).

but will not include:

     o   a passive foreign investment company (as defined below),

     o a foreign personal holding company (as specially defined in the Code), or

     o   a foreign investment company (as specially defined in the Code).

         Pursuant to recently enacted legislation, the foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.

         The gross amount of any taxable cash distribution will generally not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. If a successor company pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. Holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. Holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. Holders, "financial services income." Pursuant to recently enacted legislation, for taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. Holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. Holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a successor company, may be subject to Canadian withholding tax at the rate of 25%, which rate is subject to reduction under the provisions of the Canada-United States Income Tax Convention, 1980, to 15%, and may in some cases be reduced or eliminated. Holders should consult their tax advisors regarding their entitlement to a reduced withholding rate.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the successor companies currently is a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who will in turn notify the holders, if it becomes aware that any of the successor companies is a PFIC. In order for EnCana to avoid classification as a PFIC, "substantially all" of its business must be that of an active producer, processor, merchant or handler of commodities. EnCana is an active producer and handler of oil and natural gas, but is also engaged in related businesses including gas storage operations that probably, but do not clearly, qualify as part of EnCana's business as an active producer and handler of commodities. Even if EnCana's related businesses do not so qualify, the scope of such related businesses combined with the scope of its passive investments probably is not sufficient to cause EnCana to fail to satisfy the "substantially all" test mentioned above.

         A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o   at least 75% of its gross income is "passive income"; or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. Holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of CP HOLDRS or of the underlying securities or upon the receipt of "excess distributions", unless the U.S. Holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


Backup withholding and information reporting

         Payments of dividends made by a successor company, on, or the proceeds of the sale or other disposition of, the shares of its common stock may be subject to information reporting and U.S. federal backup withholding tax at the applicable rate if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

                              ERISA CONSIDERATIONS

         Any plan fiduciary that proposes to have a plan acquire CP HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the United States Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of CP HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.


                                  LEGAL MATTERS

         Legal matters, including the validity of CP HOLDRS, were passed upon for Merrill Lynch Canada Inc., the initial depositor and coordinator, by Torys, Toronto, Canada. Shearman & Sterling LLP, New York, New York, as special U.S. tax counsel to the coordinators, rendered an opinion regarding the material U.S. federal income tax consequences relating to CP HOLDRS.


                                   DEPOSITARY

         The depositary for CP HOLDRS is BNY Trust Company of Canada at its principal office in Toronto located at 4 King Street West, Suite 1101, Toronto, Ontario, M5H 1B6. The depositary is responsible for receiving deposits of the underlying securities and issuing CP HOLDRS. The depositary holds the underlying securities on behalf of the depositing shareholders. See "Description of Deposit Agreement." U.S. holders of CP HOLDRS can get information with respect to CP HOLDRS in the United States from The Bank of New York, ADR Department, 101 Barclay Street, New York, NY 10286.


                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch Canada Inc. filed a registration statement on Form F-1 with the SEC covering CP HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         You may read and copy the registration statement (including the exhibits) at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch Canada Inc. will also file modified periodic reports with respect to CP HOLDRS pursuant to the Exchange Act. These modified periodic reports may also be read and copied at the SEC's public reference room.

         The issuers of the underlying securities are also considered foreign issuers. The requirements for filing periodic financial and other information with the SEC for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are currently not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Information regarding the issuers may not be accessible through the SEC's Web site, but documents filed with the SEC by the underlying issuers may be inspected at the SEC's public reference room. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         Merrill Lynch Canada Inc., the depositary and their respective affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to CP HOLDRS. This prospectus relates only to CP HOLDRS and does not relate to the other securities of the issuers of the underlying securities. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with CP HOLDRS. We make no representation that the publicly available documents of or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of CP HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of this prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the New York Stock Exchange, of each of the underlying securities as of the end of each month from August 2001, the month in which each of the underlying securities began trading on the NYSE after giving effect to the reorganization of Canadian Pacific Limited, through February 2005. All share prices are in U.S. dollars. The historical prices of the underlying securities given below should not be taken as an indication of future performance.

                               ENCANA CORP. (ECA)

         On April 5, 2002, PanCanadian Energy Corporation completed its merger with Alberta Energy Company Ltd. As a result of the merger, PanCanadian Energy Corporation changed its name to EnCana Corp. (PanCanadian Energy Corporation was formed by its amalgamation with PanCanadian Petroleum Limited, which was formed pursuant to the split up of Canadian Pacific, on January 2, 2002.) EnCana is an independent crude oil and natural gas exploration and production company, involved in the exploration, production and marketing of natural gas, crude oil and natural gas liquids. The majority of EnCana's landholdings are located in Western Canada, offshore Canada's East Coast, the United Kingdom Central North Sea, the United States Rocky Mountains, Ecuador and the Gulf of Mexico. Encana also has interests in midstream operations and assets, including natural gas storage and processing facilities, power plants and pipelines. Shares of EnCana also trade on the Toronto Stock Exchange.

                Closing                 Closing               Closing                 Closing               Closing
     2001        Price       2002        Price       2003      Price       2004        Price       2005      Price
     ----        -----       ----        -----       ----      -----       ----        -----       ----      -----
January            *      January        26.60    January      31.41      January      39.10     January     59.09
February           *      February       28.98    February     32.83      February     43.45     February    66.89
March              *      March          29.74    March        32.36      March        43.12
April              *      April          31.45    April        32.90      April        39.22
May                *      May            30.70    May          36.65      May          39.35
June               *      June           30.60    June         38.37      June         43.16
July               *      July           28.32    July         34,54      July         44.32
August           23.60    August         29.40    August       37,45      August       41.10
September        24.00    September      30.10    September    36.38      September    46.30
October          27.70    October        29.10    October      34.37      October      49.40
November         25.60    November       27.21    November     36.73      November     57.03
December         26.00    December       31.10    December     39.44      December     57.06

                The closing price on March 1, 2005, was US$66.67.

                        FORDING CANADIAN COAL TRUST (FDG)

         On February 28, 2003, Fording Inc. was, pursuant to a court-approved and shareholder-approved plan of arrangement reorganized into the Fording Canadian Coal Trust. In connection with the plan of arrangement, shares of Fording Inc. were exchanged for units of Fording Canadian Coal Trust. These units have been included in CP HOLDRS. Fording Canadian Coal Trust is an open-ended investment mutual fund, which, through its ownership of Fording Inc., maintains investments in metallurgical coal and industrial minerals mining and processing operations. Fording Inc. holds a 65% ownership interest in Elk Valley Coal Partnership and produces the industrial mineral wollastonite. Wollastonite is a non-metallic industrial mineral used in the manufacture of ceramics, plastics, coatings and construction materials. The trust pays its unit holders its trust distributable cash each fiscal quarter. Shares of Fording also trade on the Toronto Stock Exchange.

                Closing                 Closing               Closing                 Closing               Closing
     2001        Price       2002        Price       2003      Price       2004        Price       2005      Price
     ----        -----       ----        -----       ----      -----       ----        -----       ----      -----
January            *      January        16.67    January      22.22      January      32.76     January     79.60
February           *      February       17.99    February     20.83      February     40.43     February    93.49
March              *      March          19.54    March        19.45      March        40.35
April              *      April          19.19    April        17.83      April        38.45
May                *      May            20.90    May          17.40      May          37.75
June               *      June           19.01    June         18.12      June         42.10
July               *      July           15.81    July         19.10      July         46.80
August           15.53    August         15.02    August       20.18      August       49.30
September        13.60    September      14.80    September    21.70      September    55.97
October          15.30    October        20.77    October      25.88      October      59.00
November         15.88    November       20.60    November     26.43      November     74.60
December         17.87    December       20.96    December     35.52      December     77.15

                The closing price on March 1, 2005, was US$91.70.

                      CANADIAN PACIFIC RAILWAY COMPANY (CP)

         Canadian Pacific Railway Company provides rail and intermodal transportation services principally in the midwestern and northeastern regions of the United States and the principal business centers of Canada. The products that are primarily transported by Canadian Pacific include, bulk commodities, merchandise freight and intermodal traffic. Bulk commodities include grain, coal, sulphur and potash. Merchandise freight consists of finished vehicles, automotive parts and forest and industrial products. Intermodal traffic consists of high-value, time-sensitive consumer products transported in overseas containers and in domestic containers and trailers. Shares of Canadian Pacific Railway also trade on the Toronto Stock Exchange.

                Closing                Closing               Closing                Closing                Closing
     2001        Price      2002        Price       2003      Price      2004        Price       2005       Price
     ----        -----      ----        -----       ----      -----      ----        -----       ----       -----

January            *      January       19.50    January       20.00    January      25.95      January      33.68
February           *      February      20.10    February      20.88    February     23.51      February     35.47
March              *      March         21.42    March         21.09    March        24.18
April              *      April         20.85    April         23.15    April        22.22
May                *      May           22.52    May           23.76    May          22.39
June               *      June          24.52    June          22.60    June         24.63
July               *      July          22.13    July          24.28    July         25.47
August           19.00    August        20.69    August        24.37    August       25.45
September        15.50    September     18.25    September     23.61    September    25.78
October          16.86    October       19.81    October       27.99    October      28.25
November         19.21    November      20.35    November      27.24    November     32.74
December         19.50    December      19.70    December      28.15    December     34.41

                The closing price on March 1, 2005, was US$35.81.

                             CP SHIPS LIMITED (TEU)

         CP Ships Limited is a container shipping company that offers international, door-to-door and port-to-port transportation for containerized cargo comprised of industrial and consumer goods, including raw materials, semi-manufactured and finished goods. CP Ships' shipping lines offer a network of regional services under the brand names ANZDL, Canada Maritime, Cast, Contship Containerlines, Lykes Lines, Italia Line and TMM Lines. CP Ships principally serves the TransAtlantic, Australasia, Latin America and Asia markets. Shares of CP Ships also trade on the Toronto Stock Exchange.

                Closing                 Closing               Closing                Closing                Closing
     2001        Price      2002         Price       2003      Price      2004        Price       2005       Price
     ----        -----      ----         -----       ----      -----      ----        -----       ----       -----
January            *      January        10.75    January       12.54    January       18.33      January     13.48
February           *      February       11.00    February      12.50    February      18.23      February    13.80
March              *      March          12.02    March         12.78    March         17.09
April              *      April          10.15    April         14.55    April         15.55
May                *      May            11.20    May           15.12    May           18.11
June               *      June           10.20    June          16.73    June          17.82
July               *      July           10.97    July          18.49    July          16.65
August           11.32    August         10.86    August        20.77    August        11.68
September         7.73    September      11.45    September     21.05    September     12.24
October           9.61    October        12.01    October       18.93    October       12.54
November          9.40    November       12.60    November      18.92    November      13.27
December         10.86    December       13.58    December      20.77    December      14.35

                The closing price on March 1, 2005, was US$13.80.

                      FAIRMONT HOTELS & RESORTS INC. (FHR)

         Fairmont Hotels & Resorts Inc. manages a portfolio of luxury and first class hotels and resorts through its two subsidiaries Fairmont Hotels Inc. and Delta Hotels Limited. The properties are located in Canada, the United States, Mexico, Bermuda, Barbados and the United Arab Emirates. Notable hotels managed by Fairmont Hotels & Resorts include The Plaza in New York City, The Fairmont San Francisco and The Fairmont Banff Springs. Shares of Fairmont also trade on the Toronto Stock Exchange.

                Closing                 Closing               Closing                Closing                Closing
     2001        Price      2002         Price       2003      Price      2004        Price       2005       Price
     ----        -----      ----         -----       ----      -----      ----        -----       ----       -----
January            *      January        23.74    January        22.07    January      25.65      January    31.23
February           *      February       25.49    February       20.66    February     25.63      February   32.14
March              *      March          28.30    March          22.50    March        25.15
April              *      April          28.50    April          22.92    April        24.70
May                *      May            28.00    May            23.60    May          24.61
June               *      June           25.78    June           23.40    June         26.95
July               *      July           24.05    July           25.20    July         25.75
August           23.12    August         24.15    August         26.55    August       26.99
September        15.23    September      23.80    September      25.75    September    27.32
October          17.85    October        24.56    October        25.74    October      28.38
November         21.35    November       24.60    November       27.55    November     31.02
December         23.90    December       23.55    December       27.14    December     34.64

                The closing price on March 1, 2005, was US$33.10.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

================================================================================









                     HOLding Company Depositary ReceiptS(SM)
                          For Shares of Common Stock of
               the Successor Companies to Canadian Pacific Limited




                                  CP HOLDRS(SM)



                                ________________


                                   PROSPECTUS

                                ________________



                               Merrill Lynch & Co.





                                 March 10, 2005






================================================================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers.

         Under the Canada Business Corporations Act, Merrill Lynch Canada Inc. may indemnify a present or former director or officer or a person who acts or acted at Merrill Lynch Canada Inc.'s request as a director or officer of another corporation of which Merrill Lynch Canada Inc. is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of Merrill Lynch Canada Inc., and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from Merrill Lynch Canada Inc. as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

         Subject to the limitations contained in the Canada Business Corporations Act, but without limit to the right of Merrill Lynch Canada Inc. to indemnify any person under the Act or otherwise, the by-laws of Merrill Lynch Canada Inc. provide that Merrill Lynch Canada Inc. shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at Merrill Lynch Canada Inc.'s request as a director or officer of a body corporate of which Merrill Lynch Canada Inc. is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer or a director or officer of such body corporate, if he acted honestly and in good faith with a view to the best interest of Merrill Lynch Canada Inc. and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that this conduct was lawful. The directors and officers of Merrill Lynch Canada Inc. are insured under policies of insurance maintained by Merrill Lynch Canada Inc., subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having had been such directors or officers. In addition, Merrill Lynch Canada has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch Canada Inc. to the full extent authorized or permitted by law, subject to certain limited exceptions.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Merrill Lynch Canada Inc. pursuant to the foregoing provisions, Merrill Lynch Canada Inc. has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy in the United States as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada on March 10, 2005.

                                               MERRILL LYNCH CANADA INC.


                                           By: /s/ Ronald S. Lloyd
                                               -----------------------------
                                               Ronald S. Lloyd
                                               Executive Vice President and
                                                Head of Investment Banking




         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on March 10, 2005.

         Signature                           Title
         ---------                           -----


            *                                President, Chief Operating Officer
     --------------------------------
         Ronald S. Lloyd

            *                                Chief Administrative Officer &
     --------------------------------        Chief Financial Officer
         Keith Pearson

            *                                Executive Vice President
     --------------------------------
         Gerald C. Throop

            *                                Chief Legal Counsel
     --------------------------------
         Marcelo Cosma


*By:   /s/ Ronald S. Lloyd                   Attorney-in-Fact
     --------------------------------
               Ronald S. Lloyd

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following person in the capacity indicated and on March 10, 2005.

                  Name                                  Title
                  ----                                  -----

Merrill Lynch, Pierce, Fenner & Smith       Authorized Representative in the
            Incorporated                              United States


 By:  /s/ Satyanarayan R. Chada
      -----------------------------
           Satyanarayan R. Chada
           First Vice President

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                                INDEX TO EXHIBITS

Exhibits
--------

*4.1     Standard Terms for Depositary Trust Agreements between Merrill
         Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS

*5.1 Opinion of Shearman & Sterling LLP regarding the validity of the CP HOLDRS Receipts

*8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences

*24.1    Power of Attorney

*24.2    Power of Attorney of Pearson and Cosma
_____________________________
*Previously filed
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